CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 29, 1996 on our audit of the financial statements of FX Energy, Inc. (formerly known as Frontier Oil Exploration Company).


/s/ Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.


Salt Lake City, Utah
September 3, 1996